UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): September 30, 1997




                           ASR INVESTMENTS CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



          MARYLAND                      1-9646                   86-0587826
       ---------------            ---------------------    ---------------------
       (State or other            (Commission File No.)    (IRS Employer ID No.)
jurisdiction of incorporation)



               335 North Wilmot, Suite 250, Tucson, Arizona 85711
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)


                                 (520) 748-2111
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               Registrant's telephone number, including area code:


                                 Not Applicable
              -----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

                          ASR INVESTMENTS CORPORATION

                           Current Report on Form 8-K


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On September 30, 1997, the Company completed the acquisition from an independent third party On The Boulevard Apartments, a 202-unit community located in Kennewick, Washington (the Tri-Cities area of South Eastern Washington). The seller contributed the property to Heritage Communities L.P. of which the Company is the general partner. The Company (i) assumed mortgage debt of $7,900,000, (ii) issued 91,678 shares of the Company's common stock and (iii) paid $650,000 in cash to seller.

         On The Boulevard Apartment community was built in 1995. At September 30, 1997, the community had an average monthly rent of $669 ($0.71 per square foot) per month, and an average occupancy rate of 83%. The community's main competition for tenants comes from a few newly constructed apartments in the Tri-Cities area which is comprised of Kennewick, Pasco and Richland. As the community is relatively new, the Company does not plan to incur major capital improvement expenditures.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION, AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED

         Not required.

(b)       PRO FORMA FINANCIAL STATEMENTS

         Not required.

                                  ***********

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASR INVESTMENTS CORPORATION



By: /s/ Joseph Chan
   ---------------------------------
Name: Joseph Chan
Its:  Executive Vice President, Chief Operating Officer,
      Secretary and Treasurer

October 15, 1997